Pacific Life & Annuity Company PACIFIC EXPLORER P.O. Box 2829 • Omaha, NE 68103-2829 www.PacificLifeandAnnuity.com Contract Owners: (800) 748-6907 Variable Annuity Application Registered Representatives NEW YORK call (800) 748-6907 for assistance. 1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex John R. Doe 01/01/1972 M 3 M M F Mailing 555 Main Street Address City, Anytown, USA State, ZIP 12345 SSN ###-##-#### Residential Address (if different than mailing address) City, State, ZIP Solicited at: State Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes. ADDITIONAL ANNUITANT Not applicable for qualified contracts. M Contingent Check One: M 3 Joint Name (First, Middle, Last) Birth Date (mo/day/yr) Sex Jane A. Doe 01/01/1972 M M M 3 F Mailing 555 Main Street Address City Anytown, State, ZIP USA 12345 SSN ###-##-#### Residential Address (if different than mailing address) City, State, ZIP 2. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex M M M F Mailing Address City, State, ZIP SSN/TIN Residential Address (if different than mailing address) City, State, ZIP ADDITIONAL OWNER Not applicable for qualified contracts. Check One: M Joint M Contingent Name (First, Middle, Last) Birth Date (mo/day/yr) Sex M M M F Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 3. DEATH BENEFIT COVERAGE M Stepped-Up Death Benefit Annuitant(s) must not be over age 75 at issue. If the stepped-up death benefit rider cannot be added to the contract due to age and/or other restrictions, the contract will be issued without the rider. 25-2136 07 08/07 *JN1300-07A1*

4. ELECTRONIC AUTHORIZATIONS ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each CHECK M 3 Yes IF YES owner may individually make electronic requests. By checking “yes,” I am also authorizing and directing Pacific Life & Annuity to act on electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. CHECK M 3 Yes IF YES ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service. FOR EVEN FASTER E-mail address: JDoe@aol.com DELIVERY 5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information. Name (First, Middle, Last) Birth Date M 3 Primary Relationship SSN/TIN Percentage (mo/day/yr) Mary S. Doe 01/01/1992 M Contingent Daughter ###-##-#### 100 % Name (First, Middle, Last) Birth Date M Primary Relationship SSN/TIN Percentage (mo/day/yr) M Contingent % 6. CONTRACT TYPE Select ONE. M 3 Non-Qualified M SIMPLE IRA 1 M Roth IRA M 401(a) 3 M Keogh/HR10 3 M IRA M SEP-IRA M M 401(k) 3 TSA/403(b) 2 1 Complete SIMPLE IRA Employer Information form. 2 3 Complete Qualified Plan Disclosure form. Complete TSA Certification form. 7. INITIAL PURCHASE PAYMENT Make check pay able to Pacific Life & Annuity Company. 7A. NON-QUALIFIED CONTRACT PAYMENT TYPE 7B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial Indicate type of initial payment. payment. If no year is indicated, contribution defaults to current tax year. M 1035 exchange/estimated transfer $ M Transfer . . . . . . . . $ 5,000 M Rollover $ M 3 Amount enclosed $ M Contribution $ for tax year 8. REPLACEMENT 8A. EXISTING INSURANCE CHECK 3 Do you have any existing life insurance or annuity contracts with this or any other company? ONE M Yes M No (Default is “Yes” if neither box is checked) 8B. REPLACEMENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or CHECK M Yes M 3 No ONE any other company? If “yes”, provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms. Insurance Company Name Contract Number Contract Type Being Replaced M Life Insurance M Fixed Annuity M Variable Annuity Insurance Company Name Contract Number Contract Type Being Replaced M Life Insurance M Fixed Annuity M Variable Annuity 9. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by the owner(s). 25-2136 07 08/07 *JN1300-07A2*

10. OPTIONAL RIDERS To qualify for Flexible Lifetime Income, GIA Plus or GPA 5 rider benefits, you must enroll and have the entire contract value invested in an approved asset allocation program established and maintained by Pacific Life & Annuity for the applicable rider. 10A. M Guaranteed Withdrawal Benefit (Select one.) M Flexible Lifetime Income Select one. If neither box below is checked, the single life optional rider will be issued. M Single Life Annuitant(s) must not be over age 85 at issue. M Joint Life (Complete the beneficiary information in Section 5) Available only if the Contract Type selected in Section 6 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59 1 / 2 and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59 1 / 2 and not older than age 85 at issue. 10B. M GIA Plus Annuitant(s) must not be over age 80 at issue. 10C. M GPA 5 Annuitant(s) must not be over age 80 at issue, which must be at least ten years prior to the annuity date. 10D. M Waiver of Contingent Deferred Sales Charge (Withdrawal Charge) Rider If this rider is selected, the DCA Plus Fixed Option will not be an available investment option under the contract. If the contract to be issued is a qualified contract (IRA, Roth IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional [GPA 5] or [GIA Plus] rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the [GPA 5] or [GIA Plus] rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for you circumstances. You should consult your tax advisor prior to adding any optional rider to your contra. If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider. 11. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract Annuity Date (mo/day/yr) anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract. 01/01/2067 DO NOT COMPLETE THE FOLLOWING SECTION 12 IF YOU HAVE SELECTED THE OPTIONAL FLEXIBLE LIFETIME INCOME , GIA PLUS OR GPA 5 RIDER IN SECTION 10. 12. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing. Manager: Investment Options Manager: Investment Options Alger % Small-Cap Growth MFS 20 % International Large-Cap AllianceBernstein % International Value NFJ % Small-Cap Value Batterymarch % International Small-Cap Oppenheimer % Multi-Strategy % Main Street ® Core BlackRock 10 % Equity Index % Emerging Markets % Small-Cap Index PIMCO % Managed Bond Capital Guardian % Diversified Research % Inflation Managed % Equity 20 Pacific Life % Money Market Capital Research % American Funds ® Growth-Income % High Yield Bond % American Funds ® Growth % DCA Plus Fixed Option ClearBridge % Large-Cap Value with a Guarantee Term of 12 months Columbia % Technology Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form. Goldman Sachs % Short Duration Bond The DCA Plus Fixed Option will not be an available investment option if the optional Waiver of Contingent Deferred Sales Charge (Withdrawal Highland Capital % Floating Rate Loan Charge) Rider in Section 10 has been selected. JPMorgan % Diversified Bond 10 Van Kampen % Comstock Janus % Growth LT % Mid-Cap Growth % Focused 30 % Real Estate Jennison 40 % Health Sciences Vaughan Nelson % Small-Cap Equity Lazard % Mid-Cap Value Loomis Sayles % Large-Cap Growth MUST TOTAL 100% 100 25-2136 07 08/07 *JN1300-07A3*

COMPLETE THE FOLLOWING SECTIONS 13, 14 AND 15 IF YOU HAVE SELECTED THE OPTIONAL FLEXIBLE LIFETIME INCOME , GIA PLUS OR GPA 5 RIDER IN SECTION 10. 13. ASSET ALLOCATION MODELS To enroll in the asset allocation program, choose the asset allocation model that is consistent with your particular level of risk. Only one model may be selected. The current asset allocation models are shown below. Additional Information concerning the asset allocatiuon models is described below each respective model. You should review this information carefully before selecting a model. Asset Allocation Models (Investment Options) M Model A M Model B M Model C M Model D M Model E International Value 3% International Value 5% International Value 5% International Value 5% International Value 12% Diversified Research 2% Diversified Research 4% International Small-Cap 2% International Small-Cap 3% International Small-Cap 3% Diversified Research 4% Diversified Research 4% Short Duration Bond 23% American Funds Growth 2% Diversified Research 4% American Funds American Funds Diversified Bond 6% Short Duration Bond 12% Growth-Income 5% American Funds Growth-Income 3% Mid-Cap Value 4% Diversified Bond 5% American Funds Growth 6% Growth-Income 8% American Funds Growth 3% International Large-Cap 2% Mid-Cap Value 6% Short Duration Bond 2% American Funds Growth 8% Short Duration Bond 8% Main Street ® Core 8% Large-Cap Growth 5% Diversified Bond 2% Growth LT 3% Diversified Bond 3% Growth LT 3% Mid-Cap Value 10% Managed Bond 17% International Large-Cap 6% Growth LT 3% Mid-Cap Value 12% Large-Cap Growth 4% Inflation Managed 16% Small-Cap Value 2% Mid-Cap Value 8% Large-Cap Growth 4% Large-Cap Growth 5% International Large-Cap 13% Money Market 8% Main Core 7% International Large-Cap 13% Street ® International Large-Cap 8% Equity Index 4% High Yield Bond 5% Managed Bond 14% Equity Index 4% Equity Index 2% Small-Cap Index 2% Large-Cap Value 4% Inflation Managed 13% Small-Cap Index 2% Small-Cap Value 2% Fasciano Small Equity 3% Comstock 2% Money Market 4% Fasciano Small Equity 2% Main Street ® Core 6% Main Core 4% Main Street ® Core 2% Street ® High Yield Bond 4% Emerging Markets 3% Emerging Markets 4% Emerging Markets 4% Large-Cap Value 5% Managed Bond 11% Managed Bond 3% Large-Cap Value 6% Comstock 4% Inflation Managed 11% Inflation Managed 6% Comstock 4% Mid-Cap Growth 2% High Yield Bond 2% Large-Cap Value 6% Large-Cap Value 5% Mid-Cap Growth 3% Comstock 4% Comstock 4% Mid-Cap Growth 3% Real Estate 5% Mid-Cap Growth 2% Real Estate 3% VN Small-Cap Value 2% Asset Class Exposure Cash 10% Cash 6% Cash 1% Cash 2% Cash 2% Bonds 67% Bonds 50% Bonds 39% Bonds 18% Bonds 6% Domestic Stocks 17% Domestic Stocks 32% Domestic Stocks 42% Domestic Stocks 56% Domestic Stocks 61% International Stocks 6% International Stocks 12% International Stocks 18% International Stocks 24% International Stocks 31% Less Volatile More Volatile Investor Profile You are looking for a relatively Your focus is on keeping pace You want the opportunity for You want an investment that is You are an aggressive investor stable investment and require with inflation. Income long-term moderate growth. geared for growth and are willing and can tolerate short-term investments that generate some generating investment and to accept above average risk. market swings. level of income. capital appreciation are desired. Shorter Investment Horizon Longer Investment Horizon Investor Objective Primarily preservation of capital. Moderate growth. Steady growth in asset values. Moderately high growth in High growth in asset values. asset values. Risk Characteristics There may be some losses in the There may be some losses in the There will probably be some There will probably be some There will probably be some values of the investments as values of the investments from losses in the values of the losses in the values of the losses in the values of the asset values fluctuate. year to year. investments from year to year. investments from year to year. investments from year to year. Fluctuations in value should be Some of these might be large, Some of these might be large, less than those of the overall but the overall fluctuations in but the overall fluctuations in stock markets. asset values should be less than asset values should be less than those of the U.S. stock market. those of the U.S. stock market. Lower Risk Higher Risk 25-2136 07 08/07 *JN1300-07A4*

14. ASSET ALLOCATION OPTIONS Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected in Section 13 and/or to the DCA Plus Fixed Option. Use whole percentages only. Allocations must total 100%. Default is 100% to model selected if no allocation percentages are shown. Model Selected % DCA Plus Fixed Option % Guarantee Term months (indicate 6 or 12 months) 15. REBALANCING Does not apply to amounts allocated to the DCA Plus Fixed Option. The asset allocation model you select can be rebalanced quarterly, semiannually or annually to maintain the asset allocations in the model selected. Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract. M Quarterly M Semiannually M Annually 16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. I hereby represent my answers to be the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common. Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency prot ection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE DATE 01/01/2007 CITY Anytown STATE U S Joint Owner’s Signature if applicable Date (mo/day/yr) SIGN HERE DATE 01/01/2007 17. REGISTERED REPRESENTATIVE’S STATEMENT 17A. Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither CHECK M Yes M No ONE box is checked). 17B. Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned CHECK M Yes M No ONE against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes”, I affirm that I have instructed the applicant to answer “yes” to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life & Annuity’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity’s written replacement guidelines. 25-2136 07 08/07 *JN1300-07A5*

17. REGISTERED REPRESENTATIVE’S STATEMENT CONT. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer. Soliciting Registered Representative’s Signature Print Registered Representative’s Full Name SIGN HERE Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Option M A M B M C Broker/Dealer’s Name Brokerage Account Number Optional Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736 Regular Mail Delivery: P .O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 25-2136 07 08/07 *JN1300-07A6*

APPLICATION INSTRUCTIONS Pacific Explorer Variable Annuity Section Use these instructions when completing the Pacific Explorer application. Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Explorer, consult the prospectus. 1. & 2. Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k), name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only. 3. Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider. 4. Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions electronically from your designee. This instruction is valid until you instruct us otherwise. Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity and the provisions set forth in the contract’s prospectus. Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise. 5. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. 6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. 7. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only. 8. Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s). 9. Special Requests: This section can be used for special registrations and additional beneficiary information. 10. Optional Riders: You must enroll in the Portfolio Optimization asset allocation program to add GPA 5 , GIA Plus or Flexible Lifetime Income rider to your contract. If any rider cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider. 11. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the later of the annuitant’s 90th birthday or the tenth (10th) contract anniversary. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1 / 2 . 12. Allocation Options: Do not complete this section if you have selected the optional GPA 5, GIA Plus or Flexile Lifetime Income rider in Section 10. Otherwise, choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6 or 12 month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with the application. Only one guarantee term may be in effect at any given time. 13. Asset Allocation Models: You must enroll in an approved asset allocation program if you have selected the optional GPA 5 , GIA Plus or Flexible Lifetime Income rider. Your investment professional should assess the asset allocation model for suitability to make sure the model selected is appropriate to your investment goals and financial situation. Only one model may be selected. If your investment goals and/or financial situation change, consult your investment professional. The current asset allocation models are shown. For more information, please see the prospectus or Pacific Life’s Form ADV Part II brochure included in the product kit. Additional Portfolio Optimization Disclosure is on the last page of the application. 14. Asset Allocation Options: Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected and/or to the DCA Plus Fixed Option. Use whole percentages only. Allocations must total 100%. Allocations to the DCA Plus Fixed Option is available only for purposes of dollar-cost-averaging (the periodic transfer of amounts) to the Investment Options within the selected model over a period not to exceed 12 months. Instructions are continued on next page Instr (08/07)

APPLICATION INSTRUCTIONS Pacific Explorer Variable Annuity Section Use these instructions when completing the application. 15. Rebalancing: Your portfolio can be rebalanced either quarterly, semiannually or annually to maintain the allocations in the asset allocation model you have selected. Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract. 16. Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed. 17. Registered Representative’s Statement: Registered Representative’s must fully complete and sign this section. Registered Representative’s must select a commission option. Important: Help avoid a returned application by confirming your application has the following minimum information: • Annuitant and owner information — Sections 1 & 2 • Date application is signed — Section 16 • Line of business is correct — Section 6 • Registered Representative’s signature — Section 17 • City and state where application is signed — Section 16 PORTFOLIO OPTIMIZATION DISCLOSURE By signing the application, you certify that: (a) You have discussed this product and/or service with your investment professional and/or tax adviser, and believe the selections meet your insurable needs, financial objectives and risk tolerance. (b) You have received and read the applicable prospectus which includes information on Portfolio Optimization and the optional riders, including the benefits and risks. (c) You are directing that your initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to this model, as it may be modified from time to time, unless you instruct otherwise in writing. (d) You may utilize investment tools made available by Pacific Life Fund Advisors for selecting a Portfolio Optimization Model but you understand that it is your decision, in consultation with your investment professional, to select a model. Pacific Life Fund Advisors bears no responsibility for this decision. (e) You understand that participation in Portfolio Optimization is no guarantee against market loss. (f) You understand that Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life Fund Advisors limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization Model you have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life Fund Advisors can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life Fund Advisors may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (g) You will receive transaction confirmations of the annual automatic updates, if applicable. (h) You will notify your investment professional if your financia l situation and risk profile changes to determine if you need to change to a different Portfolio Optimization Model. In addition, you should periodically review, in consultation with your investment professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization Models. (i) You understand that you may withdraw from Portfolio Optimization at any time, and that if you have purchased GPA 5 , GIA Plus or Flexible Lifetime Income, the rider will terminate if you withdraw from Portfolio Optimization. (j) You understand that Portfolio Optimization may be terminated at any time. Pacific Life & Annuity has no contractual obligation to continue the program. Instr (08/07)